Exhibit 10.29(a)
BONUS METRIC SCHEDULE
For
2009 Restricted Stock Agreement
Between
James E. Hohmann (Employee) & FBL Financial Group, Inc. (Company)
The qualifications for consideration of the amount of Forfeiture Restrictions which shall lapse (if any) by the Contingent Lapse Date under Paragraph 2(b)(ii) of the Restricted Stock Agreement dated April 29, 2009 shall be made in accord with the following:
1.	Lapse Conditions. The Forfeiture Restrictions may lapse as to the shares subject to Paragraph 2(b)(ii) of the Restricted Stock Agreement as follows:

Goal	% Forfeiture Restrictions Lapse
20% increase in Class A Common Share Price	100%
10% increase in Class A Common Share Price	50%
5% increase in Class A Common Share Price	0%
Percentage increases in Class A Common Share Price between 5% and 10%, and between 10% and 20%, will result in a prorated increase in the percentage of shares as to which Forfeiture Restrictions lapse. The percentage increase (if any) in Class A Common Share Price shall be calculated as follows: [Closing Stock Price (End of Term of Employment) + Dividend Per Share (during Term of Employment)] — Closing Stock Price (Day prior to Start of Term of Employment) ÷ Closing Stock Price (Day prior to Start of Term of Employment). The Closing Stock Price (Day prior to Start Term of Employment) is agreed to be $5.52.

2.	Additional Considerations. To the extent that the conditions set forth in Paragraph 1 above are met as to the lapse of any Forfeiture Restrictions, the following additional criteria may be used in determining the number (if any) of shares to which the Forfeiture Restriction lapse may apply:

A)	Description	Weighting Factor
	Rating Restoration of Life Companies	60%
Create a plan designed to restore AM Best ratings to Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company to A (Excellent) by ***.

For purposes of measurement during the Term of Employment, achievement of any one of the items from Class I; or any two of the items from Class II; or any four items from Class III, all as listed below, may be considered 100% attainment of this goal.

Class I:
•	Upgrade of Farm Bureau Life (FBL) by AM Best

•	Removal of negative outlook by AM Best from EquiTrust Life (ET)
Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.
Bonus Metric Schedule — Page 1

Note: Any downgrade of either company or rating or outlook would erase any upgrade of the other company as it pertains to this Schedule.

Class II:
•	Maintain or improve RBC ratio of FBL, while increasing ET RBC ratio by *** points (both measured from levels as of March 31, 2009).

•	Reduction in the portfolio’s March 31, 2009 unrealized loss position by $***, without realizing losses or other than temporary impairments through attainment of goal, calculated prior to accounting offsets.

•	Reduction in the dollar amount of debt at holding company by *** (change measured from level as of March 31, 2009), without dilution to current Class A shareholders.

•	Increase ET ROE by ***. ROE shall be calculated using operating income, with securities amortized at cost.
Class III:
•	Develop and implement new annuity product portfolio at ET with ***% or greater unlevered IRR’s at ***% RBC and ***. Product approval required from states from which half of ET’s 2008 annuity premium was received.

•	***.

•	***.

•	Create internal standards and appropriate models so Duration can be used as an effective management tool to mitigate interest rate exposure (standards should include a dynamic shock lapse model).

•	Asset Repositioning- Reduce *** rated security exposure to below ***% of total holdings, without realization of material impairments or loss of material income potential.

•	Asset Repositioning — Reduce *** of current holdings, without realization of material impairments or loss of material income potential.

•	Demonstrate to external constituents (rating agencies, investors, etc.) that tail risks (convexity, lapse, duration, etc.) are being managed by retooling the ALM process to be consistent with best practices.

B)	Description	Weighting Factor
	Strategic Review of FBL Enterprise	30%
Development of a comprehensive and sustainable business plan for enterprise including but not limited to the following:
•	EquiTrust
•	Business Plan that includes:
•	Stabilization
Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.
Bonus Metric Schedule — Page 2

•	Short, intermediate, long-term metrics/projections/plans

•	Product array that address:
1.	Profitability

2.	Capital constraints

3.	Distribution risk management
•	Management Review and Plan that includes:
•	Identifying appropriate management for enterprise/including appropriate personnel changes

•	Creating and implementing appropriate product review process

•	Creating and implementing appropriate pricing review process
•	Strategic Enterprise Review
•	Assist the Board in outlining a strategic review of the business enterprise, including:
•	***

•	The opportunities and challenges of the Farm Bureau market and the appropriate enterprise relationship with Farm Bureau Mutual Insurance Company

•	How to improve the competitive position and profitability of the enterprise — a strategic review of the potential of the enterprise would include:
1.	The potential to improve efficiency and lower costs

2.	Obtainable target ROE’s

3.	Overall product reviews

4.	Overall business segment reviews

5.	Review of ratings and capital levels necessary for the enterprise

6.	Review of the enterprise’s risk management policies and procedures
•	Delivery of a documented business plan including the above areas may be considered 100% attainment of this goal.

C)	Description	Weighting Factor
	Executive Management Team Structure	10%
Objective is to secure a management team structure best able to deliver the results necessary for the enterprise, staffed with individuals that contain the appropriate skill sets. For purposes of measurement during the Term of Employment, achievement of the following may be considered 100% attainment of this goal:
•	Identify and fill any “missing positions” ***.

•	Deliver stronger performance management as evidenced by a flatter performance rating distribution ***.

•	Codify a succession planning framework that begins with organizational design and capabilities and extends out to individuals. This will involve some back and forth with
Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.
Bonus Metric Schedule — Page 3

the compensation committee and may extend beyond year end, but a discussion framework should be delivered.
3.	Controlling Agreement. The definition and usage of terms contained in the 2009 Restricted Stock Agreement dated April 29, 2009, executed by Employee and Company to which this Schedule pertains, shall control as to the definition and usage of terms used herein.
IN WITNESS WHEREOF, the individuals executing below certify adoption of this Schedule as of the 29th day of June 2009.
/s/ Jerry L. Chicoine

Jerry L. Chicoine, Lead Director
/s/ John E. Walker

John E. Walker, Chairman of the
Management Development & Compensation
Committee
The undersigned acknowledges receipt of an original of this Schedule.
/s/ James E. Hohmann

James E. Hohmann
Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omission.
Bonus Metric Schedule — Page 4